UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Rockwell Automation, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 31, 2014, Rockwell Automation, Inc. sent the following letter to certain of its shareowners:

Rondi Rohr-Dralle
Vice President
Investor Relations & Corporate Development

Rockwell Automation
1201 South Second Street
Milwaukee, WI   53204 USA
Tel: 414-382-8510
Fax: 414-382-8520

January 31, 2014

Dear Shareowners:

In response to our recent conversations with shareowners regarding the director qualification by-law that Rockwell's board of directors adopted in June of 2013, Rockwell has decided to include a management proposal in the proxy statement for its 2015 annual meeting giving shareowners the opportunity to vote on whether or not they favor this by-law.  The company will be guided by the results of that shareowner vote.

Thank you for your feedback and for your investment in Rockwell Automation.

Respectfully yours,

/s/  Rondi Rohr-Dralle

Rondi Rohr-Dralle
Vice President
Investor Relations & Corporate Development